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                                                                    EXHIBIT 22.1

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

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Name of subsidiary                                 Jurisdiction of incorporation
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
SmartForce USA....................................        Delaware
Personal Training Systems, Inc....................        California
Fidalco Limited...................................        Ireland
SmartForce Ireland Limited........................        Ireland
SmartForce UK Limited.............................        England
SmartForce Africa (Proprietary) Limited...........        South Africa
CBT Finance Limited...............................        Grand Cayman
CBT (Technology) Limited..........................        Ireland
SmartForce Canada Limited.........................        Canada
SmartForce Deutschland GmbH.......................        Germany
SmartForce Australia Pty Limited..................        Australia
CBT Systems Benelux, B.V..........................        The Netherlands
SmartForce Mentoring Group Limited................        Canada
SmartForce Middle East Limited....................        Bahamas
ForeFront Direct, Inc.............................        Florida
SmartForce Business Skills Inc....................        Delaware
SmartForce Business Skills Limited................        Ireland
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